Registration No. 333-

As filed with the United States Securities and Exchange Commission on January 19, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Joint Stock Company Kaspi.kz

(Exact name of registrant as specified in its charter)

Kazakhstan	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

154A Nauryzbai Batyr Street Almaty, Kazakhstan	050013
(Address of Principal Executive Offices)	(Zip Code)

LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

(Name and address of agent for service)

+1 302 738 6680

(Telephone number, including area code, of agent for service)

With a copy to:

Nicholas P. Pellicani

Debevoise & Plimpton LLP

65 Gresham Street

London, EC2V 7NQ

United Kingdom

+44 20 7786 9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I of Form S-8 to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information required by Part I of Form S-8 will be delivered to the participants in the plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) with the U.S. Securities and Exchange Commission (the “SEC”) by Joint Stock Company Kaspi.kz (the “Company”) are incorporated by reference herein and shall be deemed to be part hereof:

(1)

the Company’s prospectus to be filed with the SEC pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form F-1 originally filed with the SEC on December 28, 2023, as amended (File No. 333-276293); and

(2)

the description of the Company’s common shares and American depositary shares (“ADSs”) contained in the Company’s registration statement on Form 8-A filed with the SEC on January 17, 2024 (File No. 001-41921) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered herein have been sold or which deregisters all securities then remaining unsold, including any reports of the Company on Form 6-K submitted during such period (or portion thereof) to the extent designated in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company expects to enter into arrangements on indemnification of its executive officers and members of its board of directors, on the form filed as Exhibit  10.11 to the Company’s registration statement on Form F-1 (File No. 333-276293), against all claims, charges, actions, proceedings, demands, liabilities, losses, damages, as well as reasonable and documented costs and expenses suffered or incurred by the executive officer or member of its board of directors in respect of all claims relating to actions or omissions committed or allegedly committed by them in connection with the performance of their duties as the Company’s executive officer or member of its board of directors. The indemnification of the Company’s executive officers and members of its board of directors is subject to certain exclusions and limitations, and will not apply, among other things, to any claim or liability to the extent prohibited by law; any recovery made by the officer or director under any policy of insurance; fines imposed on the officer or director in criminal proceedings; any claim or proceedings initiated or brought voluntarily by the officer or director and not by way of defense, counterclaim or crossclaim; and the officer or director’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to the Company’s executive officers and members of its board of directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement.

Exhibits

3.1	English translation of the Charter of the Company (approved on October 15, 2014) (incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

3.2	English translation of Amendment No. 1 to the Charter of the Company (approved on May 30, 2017) (incorporated by reference to Exhibit 3.2 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

3.3	English translation of Amendment No. 2 to the Charter of the Company (approved on April 2, 2018) (incorporated by reference to Exhibit 3.3 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

3.4	English translation of Amendment No. 3 to the Charter of the Company (approved on July 9, 2018) (incorporated by reference to Exhibit 3.4 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

3.5	English translation of Amendment No. 4 to the Charter of the Company (approved on November 26, 2018) (incorporated by reference to Exhibit 3.5 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

3.6	English translation of Amendment No. 5 to the Charter of the Company (approved on August 19, 2019) (incorporated by reference to Exhibit 3.6 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

3.7	English translation of Amendment No. 6 to the Charter of the Company (approved on June 22, 2020) (incorporated by reference to Exhibit 3.7 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

3.8	English translation of Amendment No. 7 to the Charter of the Company (approved on April 10, 2023) (incorporated by reference to Exhibit 3.8 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

4.1	Form of the Deposit Agreement among the Company, The Bank of New York Mellon as depositary, and Owners and Holders of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

4.2	Form of American Depositary Receipt (included in Exhibit 4.1).

5.1*	Opinion of Kinstellar LLP.

10.1	English translation of form of option agreement (directors) (incorporated by reference to Exhibit 10.2 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

10.2	Form of service contract (directors) (incorporated by reference to Exhibit 10.3 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

10.3	English translation of form of option agreement (management board) (incorporated by reference to Exhibit 10.4 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

10.4	English translation of form of option agreement (incorporated by reference to Exhibit 10.5 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

10.5	English translation of form of option agreement (incorporated by reference to Exhibit 10.6 to the Company’s registration statement on Form F-1 (File No. 333-276293) filed on December 28, 2023).

23.1*	Consent of Deloitte LLP Independent Registered Public Accounting Firm.

23.2*	Consent of Kinstellar LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Calculation of Registration Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee Table” attached as Exhibit 107 to this Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Almaty, Kazakhstan, on January 19, 2024.

Joint Stock Company Kaspi.kz

By:	/s/ Mikheil Lomtadze
	Name:	Mikheil Lomtadze
	Title:	Chief Executive Officer

/s/ Tengiz Mosidze
	Name:	Tengiz Mosidze
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mikheil Lomtadze and Yuri Didenko and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 19, 2024 in the capacities indicated:

Name	Title

/s/ Mikheil Lomtadze Mikheil Lomtadze	Chief Executive Officer, Member of the Board of Directors (principal executive officer)

/s/ Tengiz Mosidze Tengiz Mosidze	Chief Financial Officer (principal financial officer)

/s/ Nailya Ualibekova Nailya Ualibekova	Chief Accountant (principal accounting officer)

/s/ Vyacheslav Kim Vyacheslav Kim	Chairman of the Board of Directors

/s/ Nikolay Zinovyev Nikolay Zinovyev	Member of the Board of Directors

/s/ Douglas Gardner Douglas Gardner	Member of the Board of Directors

/s/ Szymon Gutkowski Szymon Gutkowski	Member of the Board of Directors

/s/ Alina Prawdzik Alina Prawdzik	Member of the Board of Directors

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Joint Stock Company Kaspi.kz has signed this registration statement on January 19, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director